Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of this Annual Report on Form 10-K of Remy International, Inc. (the “Company”) for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that she is the duly appointed and acting Interim Chief Financial Officer of the Company, and hereby further certifies, to the best of her knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite her signature below.

Date: March 2, 2015

By:	/s/ Barbara J. Bitzer
Barbara J. Bitzer
Vice President, Global Controller
(Principal Financial Officer)